UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007 [October 26, 2007]

FACT CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-17232 (Commission File Number)	84-0888594 (IRS Employer Identification No.)

1530-9 Avenue S.E., Calgary, Alberta, Canada T2G 0T7

 (Address of principal executive offices)               (Zip Code)

(403) 693-8000

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2007, Mr. W. Scott Lawler, a Director of FACT Corporation (the “Company”), informed the Board of Directors of the Company that he was resigning from the Board of Directors, and from his position on the Boards of Directors of the Company’s subsidiaries, effective October 26, 2007. Mr. Lawler indicated that his resignation is due to a large number of present professional commitments with respect to his legal practice and a desire to ensure those commitments do not interfere with the decision-making processes and needs of the Company.  Mr. Lawler further cited a desire to comply with new requirements under insurance policies presently required for his professional practice.  Mr. Lawler did not resign as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACT CORPORATION
October 29, 2007	By: /s/Jacqueline Danforth Jacqueline R. Danforth President

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